Infinity Property and Casualty Corporation Reports Results for the Third Quarter of 2016

Birmingham, Alabama – November 3, 2016 – Infinity Property and Casualty Corporation (NASDAQ: IPCC) today reported results for the three and nine months ended September 30, 2016:

	Three months ended September 30,				Nine months ended September 30,
(in millions, except per share amounts and ratios)	2016	2015	Change		2016	2015	Change

Gross written premium (1)	$359.4	$334.2	7.5%		$1,072.3	$1,077.4	(0.5%)
Revenues	$378.1	$372.4	1.5%		$1,123.4	$1,114.1	0.8%

Net earnings	$2.8	$15.7	(82.5%)		$21.5	$40.4	(46.8%)
Net earnings per diluted share	$0.25	$1.38	(81.9%)		$1.93	$3.52	(45.2%)

Operating earnings (1)	$1.9	$16.0	(88.0%)		$20.7	$39.8	(48.0%)
Operating earnings per diluted share (1)	$0.17	$1.41	(87.9%)		$1.86	$3.46	(46.2%)

Underwriting (loss) income (1)	($0.8)	$19.7	(104.1%)		$20.4	$47.9	(57.4%)
Combined ratio	100.2%	94.2%	6.0	pts	98.0%	95.3%	2.7	pts

Return on equity (2)	1.6%	9.0%	(7.4	) pts	4.1%	7.7%	(3.6	) pts
Operating earnings return on equity (1) (2)	1.1%	9.1%	(8.0	) pts	4.0%	7.6%	(3.6	) pts

Book value per share					$63.56	$61.71	3.0%
Debt to total capital					28.1%	28.3%	(0.2	) pt
Debt to tangible capital (1)					30.5%	30.7%	(0.2	) pt

Notes:
(1)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.
(2)	Annualized

Columns throughout may not foot due to rounding.

Net earnings per diluted share decreased 81.9% and 45.2% during the third quarter and first nine months of 2016, respectively, compared with the same periods of 2015, primarily due to an increase in the accident year combined ratio from 97.6% at September 30, 2015, to 99.8% at September 30, 2016, and a decrease in favorable development on prior accident year loss and LAE reserves.
Higher average premiums in California, growth in Texas and renewal business growth in our commercial vehicle product resulted in gross written premium growth of 7.5% during the third quarter of 2016. However, our gross written premium has declined 0.5% during the first nine months of 2016 as lower premium during the first half of the year more than offset the growth during the third quarter.
James Gober, CEO and Chairman of Infinity, commented, “We've continued to see the rising claims trends our industry is experiencing and remain focused on improving our combined ratio. So far this year, we've implemented nearly 13 points of rate in Florida and more than 5 points in California. Though this will take some time to earn its way through our book, we are confident the rate and other underwriting actions we've been taking will improve our profitability."

Share and Debt Repurchase Program
During the third quarter of 2016, Infinity repurchased 7,100 shares at an average price, excluding commissions, of $83.13 per share. Infinity has $36.2 million of capacity left under its share and debt repurchase program. On November 1, 2016, our Board approved the extension of the date to execute the program from December 31, 2016, to December 31, 2017.
Forward-Looking Statements
This press release contains certain “forward-looking statements” which anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this report not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.
The primary events or circumstances that could cause actual results to differ materially from what we expect include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), loss cost trends and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss third quarter 2016 results at 11:00 a.m. (ET) today, November 3, 2016. The webcast can be accessed on the Company's Investor Relations website at http://ir.infinityauto.com. The conference call will be available by dialing 1-877-508-9611. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenues:
Earned premium	$342.2	$338.6	$1,019.1	$1,011.2
Installment and other fee income	26.3	24.0	77.2	73.1
Net investment income	8.1	10.0	25.1	27.9
Net realized gains (losses) on investments (1)	1.3	(0.4)	1.3	1.0
Other income	0.2	0.2	0.7	0.9
Total revenues	378.1	372.4	1,123.4	1,114.1

Costs and Expenses:
Losses and loss adjustment expenses (2)	280.9	256.1	809.7	774.5
Commissions and other underwriting expenses	88.4	86.8	266.2	261.9
Interest expense	3.5	3.5	10.5	10.5
Corporate general and administrative expenses	1.8	1.7	5.5	5.6
Other expenses	0.4	1.5	1.5	2.9
Total costs and expenses	374.9	349.6	1,093.4	1,055.4

Earnings before income taxes	3.2	22.8	30.0	58.7
Provision for income taxes	0.4	7.1	8.5	18.3
Net Earnings	$2.8	$15.7	$21.5	$40.4

Net Earnings per Common Share:
Basic	$0.25	$1.39	$1.95	$3.55
Diluted	$0.25	$1.38	$1.93	$3.52

Average Number of Common Shares:
Basic	11.0	11.3	11.0	11.4
Diluted	11.1	11.4	11.1	11.5

Cash Dividends per Common Share	$0.52	$0.43	$1.56	$1.29

Notes:
(1)	Net realized gains (losses) on sales	$1.3	($0.3)	$1.6	$1.7
	Total other-than-temporary impairment (OTTI) losses	—	(0.1)	(0.3)	(0.7)
	Total net realized gains (losses) on investments	$1.3	($0.4)	$1.3	$1.0

(2)
Losses and loss adjustment expenses for the three and nine months ended September 30, 2016, include $0.6 million and $18.6 million of favorable development on prior accident year loss and loss adjustment expense reserves, respectively, compared with $11.3 million and $24.0 million of favorable development for the three and nine months ended September 30, 2015, respectively.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	September 30, 2016	June 30, 2016	December 31, 2015
	(unaudited)	(unaudited)	(audited)
Assets
Investments:
Fixed maturities, at fair value	$1,404.6	$1,383.8	$1,381.5
Equity securities, at fair value	92.8	90.7	89.9
Short-term investments, at fair value	2.3	4.1	4.7
Total investments	1,499.7	1,478.6	1,476.1
Cash and cash equivalents	73.6	76.0	62.5
Accrued investment income	11.3	11.7	12.2
Agents’ balances and premium receivable	551.9	536.6	511.5
Property and equipment (net of depreciation)	94.4	98.2	89.7
Prepaid reinsurance premium	3.4	3.8	5.4
Recoverable from reinsurers	18.7	18.7	15.1
Deferred policy acquisition costs	97.4	95.8	93.2
Current and deferred income taxes	21.8	20.3	33.9
Receivable for securities sold	1.7	—	—
Other assets	11.1	11.4	10.3
Goodwill	75.3	75.3	75.3
Total assets	$2,460.2	$2,426.4	$2,385.1

Liabilities and Shareholders’ Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$676.5	$666.2	$670.0
Unearned premium	660.3	645.4	616.6
Long-term debt	273.5	273.5	273.4
Commissions payable	16.7	15.2	17.4
Payable for securities purchased	24.1	11.9	7.3
Other liabilities	106.2	111.2	112.9
Total liabilities	1,757.4	1,723.4	1,697.5

Shareholders’ Equity:
Common stock	21.8	21.8	21.8
Additional paid-in capital	377.8	376.7	376.0
Retained earnings (1)	761.8	764.8	757.6
Accumulated other comprehensive income, net of tax	27.1	24.9	7.8
Treasury stock, at cost (2)	(485.7)	(485.1)	(475.6)
Total shareholders’ equity	702.8	703.1	687.6
Total liabilities and shareholders’ equity	$2,460.2	$2,426.4	$2,385.1

Shares outstanding	11.1	11.1	11.2
Book value per share	$63.56	$63.54	$61.66

Notes:
(1)
The change in retained earnings from June 30, 2016, is primarily a result of net income of $2.8 million less shareholder dividends of $5.8 million. The change in retained earnings from December 31, 2015, is primarily a result of net income of $21.5 million less shareholder dividends of $17.2 million.

(2)
Infinity repurchased 7,100 common shares during the third quarter of 2016 at an average per share price, excluding commissions, of $83.13. Infinity repurchased 116,666 common shares during the first nine months of 2016 at an average per share price, excluding commissions, of $78.86.

Infinity Property and Casualty Corporation
Statements of Cash Flows
(in millions)

	Three months ended September 30,
	2016	2015
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$2.8	$15.7
Adjustments:
Depreciation	3.9	3.2
Amortization	5.6	5.3
Net realized (gains) losses on investments	(1.3)	0.4
Loss on disposal of property and equipment	0.1	0.9
Share-based compensation expense	1.1	0.1
Activity related to rabbi trust	0.0	(0.1)
Change in accrued investment income	0.5	1.1
Change in agents’ balances and premium receivable	(15.4)	3.8
Change in reinsurance receivables	0.5	(1.3)
Change in deferred policy acquisition costs	(1.6)	0.8
Change in other assets	(2.4)	(2.9)
Change in unpaid losses and loss adjustment expenses	10.3	(2.0)
Change in unearned premium	14.9	(7.9)
Change in other liabilities	(3.2)	1.3
Net cash provided by operating activities	15.9	18.5
Investing Activities:
Purchases of fixed maturities	(117.6)	(97.6)
Purchases of equity securities	—	(5.0)
Purchases of short-term investments	(3.1)	(4.8)
Purchases of property and equipment	(0.3)	(5.7)
Maturities and redemptions of fixed maturities	39.7	42.6
Maturities and redemptions of short-term investments	1.3	0.5
Proceeds from sale of fixed maturities	62.4	72.8
Proceeds from sale of equity securities	2.0	—
Proceeds from sale of short-term investments	3.6	3.1
Net cash (used in) provided by investing activities	(12.0)	5.9
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.1	0.1
Principal payments under capital lease obligations	(0.1)	(0.1)
Acquisition of treasury stock	(0.5)	(9.3)
Dividends paid to shareholders	(5.8)	(4.9)
Net cash used in financing activities	(6.4)	(14.2)
Net (decrease) increase in cash and cash equivalents	(2.4)	10.1
Cash and cash equivalents at beginning of period	76.0	60.5
Cash and cash equivalents at end of period	$73.6	$70.6

	Nine months ended September 30,
	2016	2015
	(unaudited)	(unaudited)
Operating Activities:
Net earnings	$21.5	$40.4
Adjustments:
Depreciation	10.5	9.1
Amortization	16.5	16.5
Net realized gains on investments	(1.3)	(1.0)
Loss on disposal of property and equipment	0.5	1.2
Share-based compensation expense	1.4	1.9
Excess tax benefits from share-based payment arrangements	(0.2)	(0.3)
Activity related to rabbi trust	0.1	(0.1)
Change in accrued investment income	1.0	0.6
Change in agents’ balances and premium receivable	(40.4)	(54.1)
Change in reinsurance receivables	(1.6)	(2.8)
Change in deferred policy acquisition costs	(4.3)	(8.1)
Change in other assets	1.1	(6.4)
Change in unpaid losses and loss adjustment expenses	6.6	10.8
Change in unearned premium	43.7	55.8
Change in other liabilities	(6.9)	6.4
Net cash provided by operating activities	48.2	69.8
Investing Activities:
Purchases of fixed maturities	(379.1)	(385.3)
Purchases of equity securities	—	(7.0)
Purchases of short-term investments	(8.2)	(8.4)
Purchases of property and equipment	(15.6)	(34.0)
Maturities and redemptions of fixed maturities	115.8	149.1
Maturities and redemptions of short-term investments	1.3	0.8
Proceeds from sale of fixed maturities	265.5	225.0
Proceeds from sale of equity securities	2.0	4.5
Proceeds from sale of short-term investments	9.3	3.1
Proceeds from sale of property and equipment	0.0	—
Net cash used in investing activities	(9.1)	(52.2)
Financing Activities:
Proceeds from stock options exercised and employee stock purchases	0.2	0.2
Excess tax benefits from share-based payment arrangements	0.2	0.3
Principal payments under capital lease obligations	(0.4)	(0.4)
Acquisition of treasury stock	(10.7)	(16.9)
Dividends paid to shareholders	(17.2)	(14.7)
Net cash used in financing activities	(28.0)	(31.5)
Net increase (decrease) in cash and cash equivalents	11.1	(13.9)
Cash and cash equivalents at beginning of period	62.5	84.5
Cash and cash equivalents at end of period	$73.6	$70.6

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings is defined as net earnings, before realized gains and losses on investments, after tax. Management uses operating earnings as a measure to evaluate the insurance business. The Company believes that operating earnings provides investors a valuable measure of the performance without being obscured by the net effect of realized capital gains and losses, which can be volatile on a quarterly basis. Net earnings is the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid and is calculated by deducting losses and loss adjustment expenses and commissions and other underwriting expenses from earned premium. Management uses underwriting income to measure the success of its pricing and underwriting strategies. It is useful for investors to evaluate the components of our profitability separately from investments. Net earnings is the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
(in millions, except EPS)

Earned premium	$342.2	$338.6	$1,019.1	$1,011.2
Losses and loss adjustment expenses	(280.9)	(256.1)	(809.7)	(774.5)
Commissions and other underwriting expenses	(88.4)	(86.8)	(266.2)	(261.9)
Installment and other fee income	26.3	24.0	77.2	73.1
Underwriting (loss) income	(0.8)	19.7	20.4	47.9

Net investment income	8.1	10.0	25.1	27.9
Other income	0.2	0.2	0.7	0.9
Interest expense	(3.5)	(3.5)	(10.5)	(10.5)
Corporate general and administrative expenses	(1.8)	(1.7)	(5.5)	(5.6)
Other expenses	(0.4)	(1.5)	(1.5)	(2.9)

Pre-tax operating earnings	1.9	23.2	28.8	57.7

Provision for income taxes	0.0	(7.2)	(8.1)	(18.0)

Operating earnings, after-tax	1.9	16.0	20.7	39.8

Realized gains (losses) on investments, pre-tax	1.3	(0.4)	1.3	1.0
(Provision) benefit for income taxes on capital gains	(0.4)	0.1	(0.4)	(0.3)
Realized gains (losses) on investments, net of tax	0.8	(0.3)	0.8	0.6

Net earnings	$2.8	$15.7	$21.5	$40.4

Operating earnings per diluted share	$0.17	$1.41	$1.86	$3.46
Realized gains (losses) on investments, net of tax	0.08	(0.03)	0.07	0.06
Net earnings per diluted share	$0.25	$1.38	$1.93	$3.52

Gross written premium is the amount of premium charged for policies issued during a fiscal period (including assumed premium). Management uses gross written premium as a measure of production levels. Earned premium is the most comparable GAAP measure.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended September 30,		Nine months ended September 30,
(in millions)	2016	2015	2016	2015

Gross written premium	$359.4	$334.2	$1,072.3	$1,077.4
Ceded reinsurance	(2.3)	(3.6)	(6.5)	(11.0)
Net written premium	357.1	330.6	1,065.8	1,066.3
Change in unearned premium	(14.9)	7.9	(46.7)	(55.1)
Earned premium	$342.2	$338.6	$1,019.1	$1,011.2
Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by management, debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	September 30, 2016	September 30, 2015

Tangible capital	$902.5	$896.8
Goodwill	75.3	$75.3
Total capital	$977.8	$972.1

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”
About Infinity
Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of personal automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 11,200 independent agencies and brokers. For more information about Infinity, please visit http://www.infinityauto.com.
Source:     Infinity Property and Casualty Corporation
2201 4th Avenue North
Birmingham, AL 35203
Contact:    Kelly Langele
Investor Relations Analyst
(205) 803-8219
kelly.langele@ipacc.com